Exhibit 10.1

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

4016 Raintree Rd., Suite 300

Chesapeake, VA 23321

(800) 966-1432

Dated as of March 18, 2024

Re: Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder of Common Stock Purchase Warrants:

Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”) is pleased pursuant to this letter agreement (this “Agreement”) to offer to you the opportunity to exercise all or part of: (i) the common stock purchase warrants of the Company issued to you on or about November 30, 2021 (“2021 Warrants”); (ii) the common stock purchase warrants of the Company issued to you on or about September 12, 2022 (“2022 Warrants”); and/or (iii) the common stock purchase warrants of the Company issued to each of you and the placement agent on or about August 21, 2023 (collectively, the “2023 Warrants”, and collectively with the 2021 Warrants and the 2022 Warrants, the “Existing Warrants”), set forth on the signature page hereto, which are currently held by you (the “Holder”). The Existing Warrants and all of the shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) underlying the Existing Warrants (the “Existing Warrant Shares”) are registered pursuant to the Company’s registration statements on Form S-1 (File No. 333-261771), Form S-1 (File No. 333-269089) and Form S-3 (File No. 333-274293), which were each declared effective by the U.S. Securities Exchange Commission (the “Commission”) on April 14, 2023 and September 12, 2023, respectively (the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as the case may be, of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants. In addition, each and every reference to share prices or exercise prices in any Existing Warrant shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur prior to the date of this Agreement.

The Company desires to reduce the Exercise Price (as defined in the respective Existing Warrants) of the Existing Warrants to $0.204 per share (the “Reduced Exercise Price”), subject to further adjustments as set forth in the Existing Warrants. In consideration for exercising the Existing Warrants held by you in full or in part for the number of Existing Warrant Shares set forth on the signature page hereto (the “Warrant Exercise”), the Company hereby offers to issue you or your designee a new common stock purchase warrant (the “New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a quantity of shares of Common Stock (the “New Warrant Shares”) equal to 200% of the number of Existing Warrant Shares issued pursuant to the Warrant Exercise of the Existing Warrants hereunder, which New Warrant shall be substantially in the form set forth on Exhibit A hereto, will be exercisable at any time on or after the Stockholder Approval Date (as defined in the New Warrant) of the New Warrant, have an expiration date of five years from the Stockholder Approval Date, and an initial exercise price equal to $0.204 per share, subject to adjustments as set forth in the New Warrants.

The original New Warrants will be delivered on the Final Closing Date (as defined below). Notwithstanding anything herein to the contrary, in the event that the exercise of an Existing Warrant would otherwise cause you to exceed the applicable Beneficial Ownership Limitation set forth in Section 2(e) of the Existing Warrants, the Company shall only issue such number of Existing Warrant Shares to you that would not cause you to exceed the maximum number of Existing Warrant Shares permitted thereunder, with the balance to be held in abeyance until notice from you that such balance (or portion thereof) may be issued in compliance with such Beneficial Ownership Limitation, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be payable).

Expressly subject to the paragraph immediately following this paragraph below, you may accept this offer by signing this letter below, and to exercise all or part of the Existing Warrants, you may subsequently submit Notice(s) of Exercise on or before 5:00 p.m. Eastern Time on March 26, 2024 (the “Final Closing Date”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. You represent and warrant that (i) you are an “accredited investor” as defined in Rule 501 of the Securities Act; (ii) you, either alone or together with your representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the securities offered herby, and have so evaluated the merits and risks of such investment; (iii) you are able to bear the economic risk of an investment in such securities and, at the present time, are able to afford a complete loss of such investment; and (iv) you have had the opportunity to review the transaction documents related to this investment and the Company’s filings with the Commission and understand the Company has substantial doubt regarding its ability to continue as a going concern, and have been afforded the following: the opportunity to ask such questions as you have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the securities and the merits and risks of investing in the securities; access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable you to evaluate your investment, and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. You further agree that the New Warrants will contain restrictive legends when issued, and subject to this Agreement and the obligation of the Company to register the New Warrant Shares under the terms of the New Warrant, neither the New Warrant nor the New Warrant Shares will be registered under the Securities Act, except in the discretion of the Company.

You understand that the New Warrant will not be registered under the Securities Act upon issuance and that the Company will undertake to register the New Warrant Shares under the Securities Act, pursuant to the terms of this letter. In furtherance thereof, the New Warrant and each certificate evidencing New Warrant Shares, if, for any reason, the New Warrant Shares, if any, are not then currently covered under an effective registration statement, shall bear a legend substantially similar to the following:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. [EACH OF] THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITY.”

Certificates evidencing New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act; (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act; (iii) if such New Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions; (iv) if such New Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares; or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to you. If such New Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this paragraph, it will, no later than two (2) Trading Days following the delivery by you to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to you a certificate representing such New Warrant Shares that is free from all restrictive and other legends or, at your request shall credit the account of your prime broker with the Depository Trust Company System as directed by you.

In addition to your other available remedies, the Company shall pay to you, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the shares of Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to you by the Legend Removal Date a certificate representing the New Warrant Shares so delivered to the Company by you that is free from all restrictive and other legends and (b) if after the Legend Removal Date you purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by you of all or any portion of the number of New Warrant Shares, or a sale of a number of shares of Common Stock equal to all or any portion of the number of New Warrant Shares that you anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of your total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to you by the Legend Removal Date multiplied by (B) the lowest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by you to the Company of the applicable New Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

On or before 5:30 p.m. Eastern Time on March 18, 2024, the Company shall file a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereunder. From and after the filing of such Current Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereunder or otherwise. In addition, effective upon the issuance of such document(s), the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that you and your affiliates will rely on the foregoing representations in effecting transactions in securities of the Company.

The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Existing Warrants shall be issued free of any legends or restrictions on resale by you, subject to the application of the Beneficial Ownership Limitation and any Existing Warrant Shares being held in abeyance until notice from you that such balance (or portion thereof) may be issued in compliance with such Beneficial Ownership Limitation and all of the Existing Warrant Shares shall be delivered electronically through the Depository Trust Company within one (1) business day of the date the Company receives the payment of the aggregate Reduced Exercise Price of the Existing Warrants (the “Closing Date”) (or, with respect to Existing Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within the earlier of (i) two (2) business days and (ii) the Standard Settlement Period, in each case, of the date on which the Company is notified by you that its ownership is less than the Beneficial Ownership Limitation). The terms of the Existing Warrants, including but not limited to the obligations to deliver the Existing Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including, but not limited to, any liquidated damages and compensation in the event of late delivery of the Existing Warrant Shares).

As soon as reasonably practicable, but in any event no later than thirty (30) calendar days following the Final Closing Date, the Company shall file a registration statement on Form S-3 (or Form S-1 or other appropriate form if the Company is not then S-3 eligible) providing for the resale by you of the New Warrant Shares issued and issuable upon exercise of the New Warrants and all Other Holders of their respective shares of Common Stock issued and issuable upon exercise of their newly issued common stock purchase warrants pursuant to Other Warrant Exercise Agreements. The Company shall use commercially reasonable efforts to cause such registration to become effective as soon as practicable and to keep such registration statement effective at all times until no such holder owns any such warrants or shares of Common Stock issuable upon exercise thereof. You will be required to complete, sign and return an investor questionnaire to the Company in connection with any registration statement.

The Company hereby represents and warrants as of the date hereof that none of the terms offered to any Person with respect to any exchange, exercise or repurchase of the Existing Warrants is more favorable to such Person than those of the Holder as set forth in this Agreement.

The Company acknowledges and agrees that your obligations under this Agreement are several and not joint with the obligations of any other holder of Existing Warrants (each, an “Other Holder”, and together with the undersigned Holder, the “Exercising Holders”) of newly issued common stock purchase warrants of the Company offered and issued to Other Holders pursuant to substantially similar agreements containing similar inducement offers under such other agreements related to the exercise of such warrants as contained in this Agreement (“Other Warrant Exercise Agreements”), and you shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by you pursuant hereto, shall be deemed to constitute you and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that you and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that you and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Exercise Agreement. The Company and you confirm that you have independently participated in the negotiation of the transactions contemplated hereby with the advice of your own counsel and advisors. You shall be entitled to independently protect and enforce your rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

***************

Sincerely yours,

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

2021 Warrants: _______________

2022 Warrants: _______________

2023 Warrants: _______________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Warrants: _______________ (200% warrant coverage)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder signature page to GWAV Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to you:

(a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently, and has never been, an issuer identified in Rule 144(i) under the Securities Act. The Company represents that, as of the date hereof, no material event or circumstance has occurred, which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than the Stockholder Approval (as defined in the New Warrant). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, as amended, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(d) Registration Statement. The Existing Warrant Shares are registered for issuance on the Registration Statement and the Company knows of no reason why such registration statement shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by you until all Existing Warrant Shares underlying the Existing Warrants are issued to you.

(e) Issuance of the New Warrants. The issuance of the New Warrants is duly authorized and, upon the execution of this Agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the New Warrant Shares, when issued in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full, subject to an increase in authorized shares of Common Stock.

(f) Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(g) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) Stockholder Approval.

(h) Stockholder Meeting. The Company covenants that it shall use commercially reasonable efforts to hold an annual or a special meeting of stockholders (“Stockholder Meeting”) on or prior to the date that is ninety (90) days following the date of this Agreement for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that proposals subject to Stockholder Approval are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding.

(i) Form D. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder.

EXHIBIT A

NEW WARRANT